UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2014

Fortress Investment Group LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33294	20-5837959
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2014, Fortress Operating Entity I LP, FOE II (New) LP and Principal Holdings I LP (collectively, the “Purchasers”), each a subsidiary of Fortress Investment Group LLC (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with Nomura Investment Managers U.S.A., Inc. (the “Seller), pursuant to which, among other things, the Purchasers agreed to acquire 60,568,275 Class A Shares of the Company from the Seller (the “Purchase”) for an aggregate purchase price of $363,409,650 (or $6.00 per share) payable in cash. The parties have made customary representations, warranties and covenants to each other in the Purchase Agreement. The closing of the Purchase occurred simultaneously with the execution of the Purchase Agreement. Following the closing of the Purchase, all of the purchased Class A Shares of the Company were canceled and cease to be outstanding.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein in its entirety.

The Company and the Seller have issued a joint press release, dated February 13, 2014, announcing the Purchase, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated February 13, 2014, by among Fortress Operating Entity I LP, FOE II (New) LP, Principal Holdings I LP and Nomura Investment Managers U.S.A., Inc.

99.1	Press Release, dated February 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC

(Registrant)

By:	/s/ David N. Brooks
David N. Brooks
General Counsel

Date: February 13, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated February 13, 2014, by among Fortress Operating Entity I LP, FOE II (New) LP, Principal Holdings I LP and Nomura Investment Managers U.S.A., Inc.

99.1	Press Release, dated February 13, 2014